EXHIBIT 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint Neal V. Fenwick, Thomas P. O’Neill, Jr. and Steven Rubin, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of a Registration Statement on Form S-8 in respect of the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan and all amendments thereto as may be necessary or desirable, including, but without limiting the generality of the foregoing, the power and authority to sign the name of ACCO Brands Corporation and the names of the undersigned directors and officers in the capacities indicated below to all such registration statements, amendments or post-effective amendments thereto:

Signature	Title	Date
/s/ Robert J. Keller Robert J. Keller	Chairman of the Board and Chief Executive Officer (principal executive officer)	August 9, 2011

/s/ Neal V. Fenwick Neal V. Fenwick	Executive Vice President and Chief Financial Officer (principal financial officer)	August 9, 2011

/s/ Thomas P. O’Neill, Jr. Thomas P. O’Neill, Jr.	Senior Vice President, Finance and Accounting (principal accounting officer)	August 9, 2011

/s/ George V. Bayly George V. Bayly	Director	August 9, 2011

/s/ Kathleen S. Dvorak Kathleen S. Dvorak	Director	August 9, 2011

/s/ G. Thomas Hargrove G. Thomas Hargrove	Director	August 9, 2011

/s/ Robert H. Jenkins Robert H. Jenkins	Director	August 9, 2011

/s/ Thomas Kroeger Thomas Kroeger	Director	August 9, 2011

/s/ Michael Norkus Michael Norkus	Director	August 9, 2011

/s/ Sheila G. Talton Sheila G. Talton	Director	August 9, 2011

/s/ Norman H. Wesley Norman H. Wesley	Director	August 9, 2011